EXHIBIT 5

                       CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.




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     {Letterhead of BEARD NERTNEY KINGERY CROUSE & HOHL P.A.}


 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form SB-2 No._________) with respect to our report dated January 25, 1999, with respect to the financial statements of American Communications Enterprises, Inc. for the period ended December 31, 1998 filed with the Securities and Exchange Commission.


                    /s/ BEARD NERTNEY KINGERY CROUSE & HOHL P.A.



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